[KPMG Letterhead]


             CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form 8-K of Echo Bay Mines Ltd. dated July 31, 1996 of our report dated April 9, 1996 with respect to the consolidated financial statements of Santa Elina Gold Corporation included in the Registration Statement on
Form S-4 of Echo Bay Mines Ltd. (File No. 333-4108).



KPMG
Chartered Accountants


Toronto, Canada
August 1, 1996